UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2010

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GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

(561) 427-6144
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 9, 2010, GelTech Solutions, Inc. (the “Company”) granted William Shatner 2,000,0000 five-year non-qualified stock options exercisable at $1.20 per share in consideration for providing the Company with future promotional and public relations services  The options vest and become exercisable as described in the table below. When the closing price of the Company’s common stock closes at or above a price listed in the first column, the corresponding number of options in the second column shall vest and become exercisable.  The vesting and exercisability are subject to Mr. Shatner providing services on the triggered vesting date.

Closing Price	Options Vest and Become Exercisable
$1.70	250,000
$2.20	250,000
$2.50	250,000
$3.20	250,000
$5.00	1,000,000

Item 3.02                      Unregistered Sales of Equity Securities.

The Company has sold securities without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder as described below.

Name or Class of Investor	Date of Sale	No. of Securities	Consideration
Investor Relations	12/8/2010	75,000 shares of common stock	Extension of investor relations agreement
Legal	12/8/2010	100,000 stock options exercisable at $1.22 per share	Legal services
William Shatner	12/9/2010	2,000,000 stock options exercisable at $1.20 per share	Public relations services
Anthony Marchese	12/10/2010	90,000 shares of common stock and 45,000 three-year warrants exercisable at $1.25 per share	Investment of $76,500
Private Placement Investors	12/10/2010 through 12/14/2010	150,000 shares of common stock and 75,000 three-year warrants exercisable at $1.25 per share	Investment totaling $127,500

Item 8.01                      Other Events.

On December 10, 2010, Anthony Marchese, a director of the Company, invested $76,500 in the Company’s current private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Michael Cordani Chief Executive Officer

Date:  December 14, 2010